Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

Santa Clara, Calif.—January 31, 2018—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the fiscal fourth quarter and year ended December 30, 2017.

2017 Highlights

•	Third straight year of growth in total revenues and orders

•	Total revenues up 41% from 2016

•	New orders of $108 million, up 11% from 2016

•	Significant growth in Thin-film Equipment (TFE) business

•	Revenues up 75% year-over-year, with significant growth in both new TFE growth initiatives, as well as Hard Disk Drive (HDD) systems and upgrades

•	Year-end backlog up for the 5th straight year, to $52 million

•	Revenues recognized on multiple new product platforms:

•	INTEVAC VERTEX® in the display cover panel market

•	INTEVAC MATRIX® in the solar market

•	ENERGi® ion implant in the solar market

•	Third straight year of improving operating results

•	Return to profitability, with EPS of $0.18 per diluted share for 2017

“As expected, strong growth in our Thin-film Equipment business led to overall revenues increasing 41% year-over-year, and a return to profitability in 2017,” commented Wendell Blonigan, president and chief executive officer of Intevac. “The continued technology investments by our HDD customers helped drive favorable results in TFE revenues, gross margins and profitability, both for the fourth quarter and for the full year. 2017 was also a pivotal year for our TFE growth initiatives, with revenues recognized on the VERTEX and MATRIX, our newest high-productivity, substrate-independent platforms serving multiple new end markets outside of the HDD industry. These platforms are gaining traction and represent significant future revenue growth opportunities for the Company.

“In our Photonics business, we were successful in capturing new development programs during 2017. Importantly, we secured funding for our next-generation night-vision sensor, the ISIE-19. We were pleased to report the approval of the DELTA-I program under the Department of Defense’s Coalition Warfare Program funded by the DoD, SOCOM and several foreign nation coalition partners. The DELTA-I program includes a $12 million funding commitment to complete the design of our ISIE-19 sensor as well as the development of a digitally-fused infrared/night vision goggle. We were also placed on contract for our integrated night vision camera on the Striker II helmet for Europe’s Typhoon aircraft. Accordingly, we expect our Photonics revenue profile in the near term to transition from a product-driven one to a funded R&D profile.

“Year-end backlog in our TFE business is up for five straight years, as we continue to execute against our TFE growth initiatives. 2018 will be another important year, as we continue to work toward new market opportunities for both the VERTEX and the MATRIX. Our customers in the display cover panel market continue to evaluate the VERTEX, and our oDLC™ coating has now been adopted for a top-5 cell phone application. We also are working with multiple outsourced semiconductor assembly and test (OSAT) vendors in advanced wafer-level and panel-level packaging to adapt our MATRIX for fan-out applications. In total, we believe we are on a path to continue to drive revenue growth and profitability for the Company.”

($ Millions, except per share amounts)	Q4 2017		Q4 2016
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$24.8	$24.8	$29.0	$29.0
Operating Income	$0.2	$0.1	$2.9	$2.9
Net Income (Loss)	$—	$(0.1)	$2.8	$2.8
Net Income (Loss) per Diluted Share	$—	$—	$0.13	$0.13

	Year Ended December 30, 2017		Year Ended December 31, 2016
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$112.8	$112.8	$80.1	$80.1
Operating Income (Loss)	$4.8	$4.6	$(7.6)	$(7.7)
Net Income (Loss)	$4.1	$3.9	$(7.4)	$(7.5)
Net Income (Loss) per Diluted Share	$0.18	$0.17	$(0.36)	$(0.36)

Intevac’s non-GAAP adjusted results exclude the impact of changes in fair value of contingent consideration liabilities associated with business combinations. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Fourth Quarter Fiscal 2017 Summary

The net loss for the quarter was $41,000, or $0.00 per diluted share. This compares to net income of $2.8 million, or $0.13 per diluted share, in the fourth quarter of 2016. The non-GAAP net loss was $83,000, or $0.00 per diluted share, compared to non-GAAP net income of $2.8 million, or $0.13 per diluted share, for the fourth quarter of 2016.

Revenues were $24.8 million, including $17.9 million of TFE revenues and Photonics revenues of $6.9 million. TFE revenues consisted of two 200 Lean HDD systems, upgrades, spares and service. Photonics revenues included $2.7 million of research and development contracts. In the fourth quarter of 2016, revenues were $29.0 million, including $19.3 million of TFE revenues which consisted of two 200 Lean HDD systems, one MATRIX PVD solar system, upgrades, spares and service and Photonics revenues of $9.7 million, which included $2.0 million of research and development contracts.

TFE gross margin was 45.0% compared to 38.9% in the fourth quarter of 2016 and 45.5% in the third quarter of 2017. The improvement from the fourth quarter of 2016 reflected a higher mix of higher-margin upgrades versus systems shipments and improved factory absorption. The decline from the third quarter of 2017 reflected lower factory absorption.

Photonics gross margin was 26.0% compared to 45.5% in the fourth quarter of 2016 and 36.5% in the third quarter of 2017. The decline from the third quarter of 2017 and the fourth quarter of 2016 was due to lower margins on products and a higher-mix of lower margin research and development contracts. Consolidated gross margin was 39.8%, compared to 41.1% in the fourth quarter of 2016 and 42.3% in the third quarter of 2017.

R&D and SG&A expenses were $9.7 million, compared to $9.0 million in the fourth quarter of 2016 and to $10.3 million in the third quarter of 2017. Higher year-over-year expenses reflected increased variable compensation program accruals. The decrease from the third quarter of 2017 resulted from lower spending on R&D programs.

Order backlog totaled $64.0 million on December 30, 2017, compared to $72.8 million on September 30, 2017 and $68.5 million on December 31, 2016. Backlog at December 30, 2017 included three 200 Lean HDD systems and twelve ENERGi solar ion implant systems. Backlog at September 30, 2017 included five 200 Lean HDD systems and twelve ENERGi solar ion implant systems. Backlog at December 31, 2016 included four 200 Lean HDD systems, four INTEVAC VERTEX display cover panel coating systems, one INTEVAC MATRIX solar system, and two ENERGi solar ion implant systems.

The Company ended the year with $43.5 million of total cash, restricted cash and investments and $81.2 million in tangible book value.

Fiscal Year 2017 Summary

Net income was $4.1 million, or $0.18 per diluted share, compared to a net loss of $7.4 million, or $0.36 per diluted share. Non-GAAP net income was $3.9 million or $0.17 per diluted share, compared to the non-GAAP net loss of $7.5 million or $0.36 per diluted share for fiscal 2016.

Revenues were $112.8 million, including $79.0 million of TFE revenues and Photonics revenues of $33.8 million, of which $8.0 million was contract R&D revenues, compared to 2016 revenues of $80.1 million, including $45.3 million of TFE revenues and Photonics revenues of $34.9 million for 2016, of which $5.8 million was contract R&D revenues.

TFE gross margin was 42.7%, compared to 32.8% in 2016. The improvement from 2016 reflected a higher level of revenue, a higher mix of higher-margin upgrades versus systems shipments and improved factory absorption. Photonics gross margin was 35.2% compared to 44.6% in 2016, reflecting a higher mix of lower-margin research and development contracts versus product sales. Consolidated gross margin was 40.5% compared to 38.0% in 2016.

Total R&D and SG&A expenses were $41.0 million compared to $38.1 million in 2016. The higher level of SG&A expenses reflects increased accruals for variable compensation programs as a result of the Company’s profitability for the year.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of changes in fair value of contingent consideration liabilities associated with business combinations. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PST (4:30 p.m. EST). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the Company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EST. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 6190879.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean®, INTEVAC MATRIX®, INTEVAC VERTEX®, and ENERGi®, are registered trademarks and oDLC™ is a trademark of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,“ “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: customer adoption of our products, an increase in the revenue opportunity pipeline for Photonics, and the future financial performance of Intevac, such as achieving profitability. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and revenue recognition in Thin-film Equipment markets and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except percentages and per share amounts)

	Three months ended		Year ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Net revenues
Thin-film Equipment	$17,916	$19,312	$79,004	$45,253
Photonics	6,853	9,670	33,843	34,871

Total net revenues	24,769	28,982	112,847	80,124

Gross profit	9,847	11,912	45,663	30,409
Gross margin
Thin-film Equipment	45.0%	38.9%	42.7%	32.8%
Photonics	26.0%	45.5%	35.2%	44.6%

Consolidated	39.8%	41.1%	40.5%	38.0%

Operating expenses
Research and development	4,089	3,937	17,724	18,156
Selling, general and administrative	5,650	5,102	23,314	19,916
Acquisition-related[1]	(42)	(10)	(223)	(100)

Total operating expenses	9,697	9,029	40,815	37,972

Total operating income (loss)	150	2,883	4,848	(7,563)

Operating income (loss)
Thin-film Equipment	1,295	1,807	6,116	(8,309)
Photonics	254	2,157	3,900	5,813
Corporate	(1,399)	(1,081)	(5,168)	(5,067)

Total operating income (loss)	150	2,883	4,848	(7,563)

Interest income and other income (expense), net	107	190	373	373

Income (loss) before income taxes	257	3,073	5,221	(7,190)
Provision for income taxes	298	238	1,103	251

Net income (loss)	$(41)	$2,835	$4,118	$(7,441)

Net income (loss) per share
Basic	$—	$0.14	$0.19	$(0.36)
Diluted	$—	$0.13	$0.18	$(0.36)

Weighted average common shares outstanding
Basic	21,794	20,935	21,555	20,761
Diluted	21,794	21,739	22,920	20,761

[1]	Amounts for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	December 30, 2017	December 31, 2016
	(Unaudited)	(see Note)
ASSETS

Current assets
Cash, cash equivalents and short-term investments	$35,639	$44,645
Accounts receivable, net	20,474	17,447
Inventories	33,792	24,876
Prepaid expenses and other current assets	2,524	1,768

Total current assets	92,429	88,736

Long-term investments	6,849	3,593
Restricted cash	1,000	1,602
Property, plant and equipment, net	12,478	11,237
Intangible assets, net	1,503	2,258
Other long-term assets	764	898

Total assets	$115,023	$108,324

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$3,949	$5,323
Accrued payroll and related liabilities	6,818	4,220
Other accrued liabilities	7,688	17,011
Customer advances	11,026	5,422

Total current liabilities	29,481	31,976

Other long-term liabilities	2,879	3,082
Stockholders’ equity
Common stock ($0.001 par value)	22	21
Additional paid-in capital	177,521	171,314
Treasury stock, at cost	(28,489)	(28,489)
Accumulated other comprehensive income	490	321
Accumulated deficit	(66,881)	(69,901)

Total stockholders’ equity	82,663	73,266

Total liabilities and stockholders’ equity	$115,023	$108,324

Note: Amounts as of December 31, 2016 are derived from the December 31, 2016 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Year ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Non-GAAP Income (Loss) from Operations
Reported operating income (loss) (GAAP basis)	$150	$2,883	$4,848	$(7,563)
Change in fair value of contingent consideration obligations[1]	(42)	(10)	(223)	(100)

Non-GAAP Operating Income (Loss)	$108	$2,873	$4,625	$(7,663)

Non-GAAP Net Income (Loss)
Reported net income (loss) (GAAP basis)	$(41)	$2,835	$4,118	$(7,441)
Change in fair value of contingent consideration obligations[1]	(42)	(10)	(223)	(100)
Income tax effect of non-GAAP adjustments[2]	—	—	—	—

Non-GAAP Net Income (Loss)	$(83)	$2,825	$3,895	$(7,541)

Non-GAAP Net Income (Loss) Per Diluted Share
Reported net income (loss) per diluted share (GAAP basis)	$—	$0.13	$0.18	$(0.36)
Change in fair value of contingent consideration obligations[1]	—	—	(0.01)	—
Non-GAAP Net Income (Loss) Per Diluted Share	$—	$0.13	$0.17	$(0.36)
Weighted average number of diluted shares	21,794	21,739	22,920	20,761

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.